Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Capitalized terms used herein without definition shall have the meanings assigned to them in the Current Report on Form 8-K filed by Iron Mountain Incorporated with the Securities and Exchange Commission on August 4, 2014.

The following tables present the unaudited pro forma consolidated statement of operations for the year ended December 31, 2013, the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2014 and the unaudited pro forma consolidated balance sheet as of June 30, 2014, after giving effect to the reorganization transactions and the REIT Conversion, including the qualification and formation of our QRSs and TRSs, and the Merger. The unaudited pro forma balance sheet is based on Iron Mountain’s historical financial statements and gives effect to the 2014 Special Distribution and Merger as if they had occurred on June 30, 2014. The unaudited pro forma statements of operations are based on Iron Mountain’s historical financial statements and give effect to the REIT Conversion and Merger as though they had occurred on January 1, 2013. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the REIT Conversion and Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results of Iron Mountain.

The unaudited pro forma consolidated statements of operations and balance sheet are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated financial data are not necessarily indicative of the financial position or operating results that would have been achieved had the REIT Conversion, including the 2014 Special Distribution, and Merger been completed as of the dates indicated, nor are they necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes included in our Current Report on Form 8-K filed with the SEC on May 5, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on July 31, 2014.

The unaudited pro forma consolidated statements of operations exclude the one-time costs associated with the REIT Conversion and Merger, of which approximately $67.9 million and $14.1 million were incurred during the year ended December 31, 2013 and the six months ended June 30, 2014, respectively.

The pro forma financial results assume that 100% of taxable income has been distributed and that all relevant REIT qualifying tests, as dictated by the Code and IRS rules and interpretations, were met for the entire year.

For accounting purposes, the Merger will be treated as a transfer of assets and exchange of shares between entities under common control. The accounting basis used to initially record the assets and liabilities in Iron Mountain REIT is the carryover basis of Iron Mountain. Stockholder’s equity of Iron Mountain REIT will be that carried over from Iron Mountain.

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In Thousands, except Per Share Data)

	Actual	Adjustments		Pro Forma
Revenues:
Storage rental	$1,784,721	$		$1,784,721
Service	1,241,202			1,241,202
Total Revenues	3,025,923	—		3,025,923
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	1,288,878			1,288,878
Selling, general and administrative	924,031	(67,867	) (B)	856,164
Depreciation and amortization	322,037			322,037
(Gain) Loss on disposal/write-down of property, plant and equipment, net	(1,417)			(1,417)
Total Operating Expenses	2,533,529	(67,867)		2,465,662
Operating Income (Loss)	492,394	67,867		560,261
Interest Expense, Net (includes Interest Income of $4,208)	254,174	3,445	(D)	257,619
Other Expense (Income), Net	75,202			75,202
Income (Loss) from Continuing Operations
Before Provision (Benefit) for Income Taxes	163,018	64,422		227,440
Provision (Benefit) for Income Taxes	63,057	(14,363	) (A)	48,694
Income (Loss) from Continuing Operations	99,961	78,785		178,746
Earnings per Share from Continuing Operations- Basic	$0.52		(E)	$0.87
Earnings per Share from Continuing Operations- Diluted	$0.52		(E)	$0.86
Weighted Average Common Shares Outstanding — Basic	190,994	15,218	(C)	206,212
Weighted Average Common Shares Outstanding — Diluted	192,412	15,218	(C)	207,630
Cash Dividends Declared per Common Share	$1.08		(F)	$1.00

See accompanying notes to unaudited pro forma consolidated financial statements

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(In Thousands, except Per Share Data)

	Actual	Adjustments		Pro Forma
Revenues:
Storage rental	$925,778	$		$925,778
Service	631,240			631,240
Total Revenues	1,557,018	—		1,557,018
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	672,106			672,106
Selling, general and administrative	428,587	(14,048	) (B)	414,539
Depreciation and amortization	175,374			175,374
(Gain) Loss on disposal/write-down of property, plant and equipment, net	(8,414)			(8,414)
Total Operating Expenses	1,267,653	(14,048)		1,253,605
Operating Income (Loss)	289,365	14,048		303,413
Interest Expense, Net (includes Interest Income of $2,904)	124,513	1,723	(D)	126,236
Other Expense (Income), Net	479			479
Income (Loss) from Continuing Operations
Before Provision (Benefit) for Income Taxes	164,373	12,325		176,698
Provision (Benefit) for Income Taxes	(151,050)	177,344	(A)	26,294
Income (Loss) from Continuing Operations	315,423	(165,019)		150,404
Earnings per Share from Continuing Operations- Basic	$1.64		(E)	$0.73
Earnings per Share from Continuing Operations- Diluted	$1.63		(E)	$0.72
Weighted Average Common Shares Outstanding — Basic	192,130	15,218	(C)	207,348
Weighted Average Common Shares Outstanding — Diluted	193,298	15,218	(C)	208,516
Cash Dividends Declared per Common Share	$0.54		(F)	$0.50

See accompanying notes to unaudited pro forma consolidated financial statements

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(In Thousands)

	Actual	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$145,343	$—	(C)(D)	$145,343
Restricted cash	33,860			33,860
Accounts receivable (less allowance of $34,491)	636,978			636,978
Deferred income taxes	1,670			1,670
Prepaid expenses and other	145,017			145,017
Total Current Assets	962,868	—		962,868
Property, Plant and Equipment:
Property, plant and equipment	4,737,922			4,737,922
Less — accumulated depreciation	(2,131,019)			(2,131,019)
Property, Plant and Equipment, net	2,606,903	—		2,606,903
Other Assets, net:
Goodwill	2,473,336			2,473,336
Customer relationships and acquisitions costs	623,648			623,648
Deferred financing costs	42,370			42,370
Other	25,999			25,999
Total Other Assets, net	3,165,353	—		3,165,353
Total Assets	$6,735,124	$—		$6,735,124

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$56,604	$		$56,604
Accounts payable	162,036			162,036
Accrued expenses	444,752	2,981	(B)	447,733
Deferred revenue	238,316			238,316
Total Current Liabilities	901,708	2,981		904,689
Long-term Debt, net of current portion	4,297,942	130,000	(D)	4,427,942
Other Long-Term Liabilities	66,497			66,497
Deferred Rent	107,813			107,813
Deferred Income Taxes	64,014			64,014
Equity:
Iron Mountain Incorporated Stockholders’ Equity:
Preferred stock	—			—
Common stock	1,930	152	(C)	2,082
Additional paid-in capital	1,012,192	(21,795)	(C)	990,397
Retained earnings	276,348	(111,338)	(C)	165,010
Accumulated other comprehensive items, net	(2,335)			(2,335)
Total Iron Mountain Incorporated Stockholders’ Equity	1,288,135	(132,981)		1,155,154
Noncontrolling Interests	9,015			9,015
Total Equity	1,297,150	(132,981)		1,164,169
Total Liabilities and Equity	$6,735,124	$—		$6,735,124

See accompanying notes to unaudited pro forma consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(A) Income Taxes

As a result of the assumed REIT Conversion and Merger on January 1, 2013, income taxes would no longer be payable on certain of our activities. The following were considered to be REIT activities which are generally not subject to U.S. federal and certain state tax and hence no tax liability was assumed:

•                  Operating rental income from secure storage, including the rental of secure space to customers for the purpose of storing paper records and data backup media;

•                  General and administrative costs associated with the above activities;

•                  Interest costs associated with debt held by Iron Mountain; and

•                  An allocation of corporate administrative costs.

The following activities were considered to be part of a TRS. The income from these activities was assumed to be taxed at an average rate of approximately 40% for U.S. purposes, or the applicable local statutory rate for foreign purposes:

•                  Operating income from information destruction services generated by Iron Mountain’s physical secure shredding operations;

•                  Operating income from services performed by Iron Mountain related to the handling and transportation of stored records as well as eventual destruction of those records;

•                  Operating income from data protection and recovery services for both physical and electronic records;

•                  Operating income from services performed by Iron Mountain related to fulfillment of stored marketing literature and other material;

•                  Operating income from services performed by Iron Mountain related to intellectual property management and technology escrow services that protect and manage source code;

•                  General and administrative costs associated with the above activities;

•                  Interest costs associated with debt held by Iron Mountain; and

•                  An allocation of corporate administrative costs.

The elimination of substantially all income tax associated with our REIT activities results in a decrease in income tax expense of $14.4 million for the year ended December 31, 2013.

In June 2014, Iron Mountain received the favorable private letter rulings from the U.S. Internal Revenue Service necessary for its conversion to a REIT. After receipt of the private letter rulings, our board of directors unanimously approved Iron Mountain’s conversion to a REIT for the taxable year beginning January 1, 2014 and, accordingly, Iron Mountain intends to elect REIT status effective January 1, 2014 when it files its 2014 federal income tax return. Iron Mountain has reflected the impact of its conversion to a REIT in its consolidated balance sheet and its consolidated statement of operations as of and for the interim period ended June 30, 2014.  The pro forma consolidated statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 are presented herein in order to give effect to the REIT Conversion as though it had occurred on January 1, 2013. As such, the financial statement impact of Iron Mountain’s conversion to a REIT, which has been reflected in its actual results for the six month period ended June 30, 2014 (most notably the income tax benefit and the revaluation of its deferred income tax assets and liabilities as a result of the REIT Conversion), has been eliminated in the pro forma consolidated statement of operations for the six months ended June 30, 2014.  The elimination of all taxes related to our REIT activities and the elimination of the impact of the conversion results in an increase to income tax expense of $177.3 million for the six months ended June 30, 2014.

(B) REIT Conversion and Merger Costs

The unaudited pro forma consolidated statements of operations eliminate certain costs incurred by Iron Mountain associated with the REIT Conversion and Merger. These costs are one-time in nature and are exclusive of certain costs that Iron Mountain expects to continue to incur on an ongoing basis to maintain REIT compliance. During the year ended December 31, 2013 and the six months ended June 30, 2014, Iron Mountain incurred $67.9 million and $14.1 million, respectively, of such one-time costs associated with the REIT Conversion and Merger.

A pro forma adjustment of $3.0 million reflects the costs associated with the REIT Conversion and Merger that were incurred after June 30, 2014, as the pro forma consolidated balance sheet assumes that the REIT Conversion occurred on June 30, 2014.  Iron Mountain estimates that it may incur an additional $6.8 million of one-time operating costs associated with the REIT Conversion and Merger through the end of 2014.

(C) Special E&P Distribution

In conjunction with the REIT Conversion, we expect to make the 2014 Special Distribution of between $600.0 million and $700.0 million in the second half of 2014, comprised of a combination of cash and our Common Stock. We expect the 2014 Special Distribution will be payable, at the election of our stockholders, subject to an overall limitation on the amount of cash we would deliver, in either Common Stock or cash. Depending on actual elections of our stockholders, the amount of cash and Common Stock we would issue in the 2014 Special Distribution could vary. In addition, our board may change the limit on the cash we would deliver, though it will not be less than 20% of the aggregate amount of the 2014 Special Distribution. The pro forma financial statements above assume a 2014 Special Distribution of $650.0 million, which is the midpoint of the estimated range, comprised of 20% cash, or $130.0 million, and 80% stock, or $520.0 million in our Common Stock, which is our current estimate of such distribution. For purposes of the value of the Common Stock portion of the 2014 Special Distribution, we used an assumed per share price of $34.17, which was the closing sale price of Iron Mountain Common Stock on the NYSE on July 29, 2014.

The effect of the stock portion of the 2014 Special Distribution has been reflected as a decrease in retained earnings and an increase to Common Stock and additional paid-in capital and is accomplished via new shares issued rather than using existing shares held in treasury stock. The new shares issued are added to the weighted number of shares outstanding for the periods reported. The amount of the 2014 Special Distribution is calculated on a tax basis and will not bear a direct correlation to book basis retained earnings, or the retained earnings shown in our June 30, 2014 balance sheet, because of differences that exist between tax and book income and expenses. The effect of the cash portion of the 2014 Special Distribution has also been reflected as a decrease in retained earnings and additional paid-in capital and a decrease in cash.

(D) Revolving Line of Credit

The pro forma consolidated balance sheet gives effect to $130.0 million of borrowings under our revolving credit facility, which will be used to pay the cash portion of the 2014 Special Distribution.

The pro forma consolidated statements of operations give effect to interest expense on the $130.0 million in borrowings under our revolving credit facility. The adjustment assumes an interest rate of 2.64%, which was the interest rate applicable on our revolving credit facility on June 30, 2014. A variance of one-eighth of one percent (or 12.5 basis points) in the interest rate on the $130.0 million in borrowings under our revolving credit facility would increase or decrease interest expense by approximately $0.2 million for the year ended December 31, 2013 and is immaterial for the six months ended June 30, 2014.

(E) Earnings per share

The unaudited pro forma basic and diluted earnings per share for the year ended December 31, 2013 and the six months ended June 30, 2014 give effect to adjustments arising upon the REIT Conversion and Merger as described above.

The unaudited pro forma net income used in the calculation of unaudited basic and diluted pro forma earnings per share attributable to common stockholders includes the effects of the pro forma adjustments directly attributable to the REIT Conversion and Merger as described above.

Unaudited pro forma basic and diluted earnings per share for the year ended December 31, 2013 and the six months ended June 30, 2014 have been prepared to give effect to the issuance of new shares as a result of the 2014 Special Distribution as if it had occurred on January 1, 2013, the date that the REIT Conversion and Merger are assumed to have occurred.

(F) Cash dividends declared per common share

The unaudited pro forma cash dividends declared per share for the year ended December 31, 2013 and the six months ended June 30, 2014 do not give effect to either the cash or common stock components of the 2014 Special Distribution (as described in Note C).

The unaudited pro forma weighted average common shares outstanding (both basic and dilutive) for the year ended December 31, 2013 and the six months ended June 30, 2014 have been prepared to give effect to the issuance of new shares as a result of the 2014 Special Distribution as if it had occurred on January 1, 2013, the date that the REIT Conversion and Merger are assumed to have occurred.